UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2010

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7250 Redwood Blvd., Suite 300, Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(415) 893-8000

101 Rowland Way, Suite 110, Novato, CA	94945
(Former Name or Former Address, if Changed Since Last Report)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 6, 2010, the Board of Directors of Sonic Solutions approved (i) amended and restated articles of incorporation (the “Amended and Restated Articles of Incorporation”), which eliminate descriptions of the terms of series of its preferred stock that are no longer outstanding or were never issued and set forth the complete articles of incorporation in one document, and (ii) restated bylaws to reflect recent changes in state and U.S. federal law and the Company (the “Restated Bylaws”).  On July 8, 2010, the Amended and Restated Articles of Incorporation were filed with the Secretary of State of the State of California.  The Restated Bylaws became effective on approval on July 6, 2010.

Item 9.01               Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of Sonic Solutions

3.2	Restated Bylaws of Sonic Solutions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 12, 2010

SONIC SOLUTIONS

By:	/s/ Paul F. Norris

Name: Paul F. Norris
Title: Executive Vice President,
Chief Financial Officer and General
Counsel
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of Sonic Solutions

3.2	Restated Bylaws of Sonic Solutions